UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2015

Date of Report (Date of earliest event reported)

Ruckus Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35734	54-2072041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Java Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 265-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Ruckus Wireless, Inc. (“Ruckus”) was held on June 10, 2015. Proxies for the Annual Meeting were solicited by our Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 86,551,101 shares of common stock entitled to vote at the Annual Meeting. A total of 76,251,004 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Selina Y. Lo and Stewart Grierson were elected as Class III directors to hold office until the 2018 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Selina Y. Lo	57,905,709	309,903	18,035,392
Stewart Grierson	55,355,114	2,860,498	18,035,392

In addition to the directors elected above, Gaurav Garg will continue to serve as a Class I director until the 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. Georges Antoun, Mohan Gyani and Richard Lynch will continue to serve as Class II directors until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The advisory vote on the compensation of Ruckus’ named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
41,913,581	15,908,823	393,208	18,035,392

Proposal No. 3

The selection by the Audit Committee of the Board of Deloitte & Touche LLP as Ruckus’ independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain
72,255,936	3,599,395	395,673

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUCKUS WIRELESS, INC.
Dated: June 12, 2015
	By:	/s/ Scott Maples

Scott Maples
Vice President, General Counsel and Corporate Secretary